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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of DaimlerChrysler AG on Form S-8 of our report dated February 8, 2001, included as Exhibit 10.3 to the Annual Report on Form 20-F of DaimlerChrysler AG for the year ended December 31, 2001 (relating to the consolidated financial statements of DaimlerChrysler Corporation not presented separately therein).


Deloitte & Touche LLP
Detroit, Michigan
April 24, 2002